EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-224555, 333-224556 and 333-240176 on Form S-8 of our report dated June 27, 2022, relating to the financial statements of nVent Management Company Retirement Savings and Investment Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 27, 2022